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Exhibit 3.3

BYLAWS
OF
MICROSEMI CORPORATION

ARTICLE I

OFFICES

        Section 1.    Registered Office.    The registered office within the State of Delaware shall be at 305 South State Street, Dover, Delaware 19901.

        Section 2.    Other offices.    The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    Time and Place.    Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    Annual meetings of stockholders shall be held each year on                        at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, and at such meeting the stockholders shall elect, by a plurality vote, a board of directors, and shall transact such other business as may properly be brought before the meeting.

        Section 3.    Notice of Annual Meeting.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

        Section 4.    List of Stockholders Entitled to Vote.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 5.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6.    Notice of Special Meetings.    Written notice of a special meeting stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and the person or persons by whom or at whose direction such meeting has been called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        Section 7.    Business at Special Meetings.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 8.    Quorum and Adjournment.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9.    Vote Required.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or of the Certificate of Incorporation, or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. All elections shall be determined by a plurality vote.

        Section 10.    Voting.    Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 11.    Consents.    Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

        Section 1.    Number.    The number of directors which shall constitute the whole board shall be not less than three (3) nor more than thirteen (13) as shall be determined from time to time by a resolution adopted by a majority of the entire board of directors or by the stockholders at any annual or special meeting, provided, however, that no decrease in the number of directors constituting the entire board of directors shall shorten the term of any incumbent director.

        Section 2.    Election.    The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article.

        Section 3.    Term of Office.    Each director elected shall hold office until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Unless otherwise restricted by the Certificate of Incorporation or by law, any director may be removed for cause or without cause by the holders of a majority of shares entitled to vote at the election of directors. Directors need not be stockholders.

        Section 4.    Vacancies.    Any vacancy occurring in the board of directors by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of directors or otherwise, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or such vacancy may be filled by the stockholders of the corporation at a special meeting called for the purpose. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

        Section 5.    Authority.    The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

        Section 6.    Place of Meeting.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 7.    First Meeting.    The first meeting of each newly elected board of directors shall be held within ten (10) days following each annual meeting of the stockholders, at such time and place as shall be fixed by resolution of the board of directors prior to the annual meeting or by the consent in writing of all newly elected directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the board of directors to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the board of directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 8.    Regular Meetings.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 9.    Special Meetings.    Special meetings of the board may be called by the president or the secretary on one (l) days' written notice to each director, either personally, by mail, by telegram, or by any other form of delivery of written communication, including electronic delivery; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Notice shall include the time, place, and purpose or purposes of the meeting.

        Section 10.    Quorum and Voting.    At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 11.    Unanimous Consent in Lieu of Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 12.    Telephonic Meetings.    Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 13.    Committees of Directors.

        Designation, Membership.    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

        In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

        Authority.    Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to any of the following: (l) amending the Certificate of Incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the Delaware Corporation Law fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (2) adopting an agreement of merger or consolidation, (3) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (4) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (5) amending the bylaws of the corporation, (6) unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger, (7) the filling of vacancies in the board of directors or on any committee other than the committee taking the action, or the removal of any officer or director, (8) the fixing of compensation of any director for serving on the board of directors or on any committee, (9) the amendment or repeal of any resolution of the board of directors which by its terms shall not be amenable or repealable by a committee.

        Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Tenure and Reports.    Each committee shall serve at the pleasure of the board of directors. It shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 14.    Compensation of Directors.    Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 15.    Chairman of the Board.    The board of directors may at any time choose from among its members a Chairman of the Board, who shall serve at the pleasure of the board. The Chairman, if there be one, shall preside at all meetings of the stockholders and the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors. The Chairman of the Board shall be considered an executive officer of the corporation.

ARTICLE IV

NOTICES

        Section 1.    Delivery of Notices.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice shall be given in writing, and may be delivered personally or by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation (unless any such director or stockholder shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request), with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or any other form of delivery of written communication, including electronic delivery.

        Section 2.    Waiver of Notice.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

ARTICLE V

OFFICERS

        Section 1.    Executive Officers.    The executive officers of the corporation shall be a president, one or more vice-presidents, a treasurer, a secretary and a chairman of the board, each of whom shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders and each of whom shall hold office at the pleasure of the board. Any number of offices may be held by the same person, unless the statutes, Certificate of Incorporation, or these bylaws otherwise provide.

        Section 2.    Subordinate Officers.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any such other officers or agents shall hold office at the pleasure of the board of directors.

        Section 3.    Tenure and Removal; Vacancies.    The officers of the corporation shall hold office for such term as may be prescribed by the board of directors and until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time for cause or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any of the above offices of the corporation shall be filled by the board of directors.

        Section 4.    Salaries.    The salaries of all officers and agents of the corporation shall be fixed by the board of directors, except that the compensation of minor employees and agents may be fixed by the officers who shall have the authority to employ them.

        Section 5.    The President.    The president shall be the chief executive officer of the corporation, shall have general and active management and control of the business and affairs of the corporation, subject to the control of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall be ex officio a member of all standing committees; and in the absence of the Chairman of the Board, of if there be no Chairman, he shall preside at all meetings of the stockholders and directors.

        Section 6.    Powers of the President.    The President shall have the power to execute, on behalf of the corporation, bonds, notes, deeds, mortgages, and any and all contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary coarse of business of the corporation, or which arise in connection with matters which have been otherwise approved by the board of directors, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall also perform such other duties as the board of directors shall from time to time prescribe.

        Section 7.    The Vice-Presidents.    In the absence of the president or in the event of his inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, and shall generally assist the president.

        Section 8.    The Secretary.    The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the general proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

        Section 9.    Assistant Secretaries.    The assistant secretaries, if any, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 10.    The Treasurer.    The treasurer shall have the custody of the corporate funds and other valuable effects including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial conditions of the corporation. If required by the board of directors, he shall give the corporation a bond for such term, in such sum, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 11.    The Assistant Treasurers.    The assistant treasurers, if any, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

        Section 1.    Form.    The certificates of stock of the corporation shall be in such form as shall be determined by the board of directors and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of stares, and shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and shall bear the seal of the corporation or an engraved or printed facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 2.    Registered Stockholders.    The corporation shall be entitled (1) to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices of meetings of stockholders, and to vote as such owner, and (2) to hold liable for calls and assessments a person registered on its books as the owner of shares; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        Section 3.    Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed, and upon such other terms as the board of directors may prescribe. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

        Section 4.    Fixing Record Date.

          (a)   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          (b)   If no record date is fixed:

            (1)   The record date for the determination of stockholders entitled to a notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (2)   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

            (3)   The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.

          (c)   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        Section 3.    Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 4.    Seal.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII

AMENDMENTS

        Section 1.    Power to Amend.    These bylaws may be amended or repealed and any new bylaw may be adopted by vote of the holders of stock of the corporation entitled at the time to vote for the election of directors or by the board of directors at any regular or special meeting; provided, however, that any bylaw or amendment to the bylaws adopted by the board of directors may be amended or repealed, and any bylaw repealed by the board of directors may be reinstated, by the holders of stock of the corporation entitled at the time to vote for the election of directors.

        Section 2.    Amendment Affecting Election of Directors.    If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board of directors, them shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

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BYLAWS OF MICROSEMI CORPORATION